                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 4 on
Form F-1 to Tefron Ltd.'s Registration Statement on Form F-3 (No. 333-161466) of
our report dated March 31, 2009 (except for notes 1d and 26 which are as of
February 22, 2010), with respect to the consolidated financial statements of
Tefron Ltd., which appears in Tefron Ltd.'s Current Report on Form 6-K submitted to the Securities and Exchange Commission on February 23, 2010. We also consent to the reference to us under the heading "Experts" in such Registration
Statement.

                                              /s/ Kost, Forer, Gabbay & Kasierer
                                              ----------------------------------
                                              KOST, FORER, GABBAY & KASIERER
                                              A member of Ernst & Young Global

Haifa, Israel
March 9, 2010